                                                                Exhibit 3.1

                                     AMENDED
                                       AND
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ANTHRA PHARMACEUTICALS, INC.

                         Adopted in accordance with the
                       provisions of Sections 242 and 245
                     of the Delaware General Corporation Law

      The Certificate of Incorporation of Anthra Pharmaceuticals, Inc. (the "Corporation"), as originally filed with the Secretary of the State of Delaware on June 25, 1985, and as amended on December 26, 1989 is hereby amended and restated as set forth below pursuant to a resolution adopted by the Board of Directors of the Corporation at a meeting held on December 3, 1990 in accordance with the provisions of Sections 141(b) and (i) of the General Corporation Law of the State of Delaware and the By-laws of the Corporation, upon notice given in accordance with the. By-laws of the Corporation and pursuant to a resolution adopted by holders of a majority of the outstanding Common Stock of the Corporation, acting by written consent in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware and the By-laws of the Corporation.

                 THE UNDERSIGNED does hereby certify as follows:

      FIRST: The name of the Corporation (hereinafter referred to as the "Corporation") is

                          ANTHRA PHARMACEUTICALS, INC.

      SECOND: The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 orange Street, Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH: A. Designation and Number of Shares

      The total number of shares of stock which the Corporation is authorized to issue is three million two hundred and seventy-five thousand (3,275,000) of which stock two million two hundred and seventy-five thousand (2,275,000) shares of the par value of $.01 each shall be designated Common Stock, and one million (1,000,000), of the par value of $.01 each, shall be designated Preferred Stock, all of which shall be one class and shall be designated Series A Convertible Preferred Stock (herein called the "Series A Convertible Preferred Stock").

      The relative powers, designations, preferences, special rights, restrictions and other matters relating to such Common Stock and Series A Convertible Preferred Stock are as set forth below in this Article FOURTH.

      B. Common Stock.

            1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

            2. Voting. The holders of the Common Stock are entitled to one vote for each share held. There shall be no cumulative voting.

            3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors, subject to the provisions of Paragraph c.3 of this Article FOURTH.

            4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock as set forth in Paragraph C.4 of this Article FOURTH.

      C. Series A Convertible Preferred Stock

            1. Number of Shares. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of 1,000,000 shares.

            2. Voting.

            2A. General. Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

            2B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least sixty (60) percent of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of five.

            2C. Board Seats. The holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect two directors of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect two directors of the

Corporation. A fifth director shall be such person, if any, who has received a plurality vote of the holders of the Series A Convertible Preferred Stock, voting as a separate series, and a plurality vote of the holders of the Common Stock, voting as a separate class. Notwithstanding the foregoing or anything else to the contrary provided in the Certificate of Incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Series A Convertible Preferred Stock in accordance with the terms and provisions of paragraph 7, the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect a majority of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock or jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock and a vacancy in the directorship elected jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Series A Convertible Preferred Stock and the Common Stock as provided above.

            3. Dividends. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.12 per share (the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

            4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to $1.50 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Convertible Preferred Stock of the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Convertible Preferred Stock shall have been paid in full the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed as follows: the first remaining $150,000 shall be distributed ratably among the holders of the Common Stock, and thereafter, the remaining net assets shall be distributed ratably among the holders of Series A Convertible Preferred Stock and Common Stock (with each share of Series A Convertible Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Series A Convertible Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution). Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid or by telex to non-U.S. residents, not less than 20 days prior (TM)o the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4, unless the stockholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast at least a majority of the votes of all holders of voting securities of the resulting or surviving corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

            5. Restrictions. At any time when shares of Series A Convertible Preferred stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least sixty percent (60%) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

            5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

            5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets;

            5C. Amend, alter or repeal its Certificate of Incorporation or By-laws;

            5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

            5E. Redeem or otherwise acquire any shares of Series A Convertible Preferred Stock except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock then held by each such holder.

            6. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

            6A. Right to Convert. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $1.50 and (ii) dividing the result by the conversion price of $1.50 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            6B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            6C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

            6D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

            For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

                  6D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  6D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  6D(3) Change in Option Price or Conversion Rate. Upon the happening to any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(l) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  6D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  6D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such

      Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  6D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  6D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

            6E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of 50,000 shares of Common Stock upon exercise of Common Stock Purchase Warrants outstanding as of the date hereof, up to an aggregate of 515,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers or employees of or consultants to the Corporation in connection with their service as directors of the Corporation or their employment by the Corporation or their service as consultants to the Corporation.

            6F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            6G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

            6H. Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

            6I. Other Notices. In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            6J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

            6K. No Reissuance of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            6L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

            6M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

            6N. Definition of Common Stock. As used in this paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

            6O. Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $10,000,000 and (ii) the price paid by the public for such shares shall be at least $6.00 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock.

      7. Redemption. The shares of Series A Convertible Preferred Stock shall be redeemed as follow:

            7A. Redemption. On November 15 of each of the years listed below (a "Redemption Date"), the Corporation shall redeem such number of shares of then outstanding shares of Series A Convertible Preferred Stock, as are equal to that percentage of the number of shares of Series A Convertible Preferred Stock outstanding as of November 15, 1995 set forth below:

                                    1996: 10%
                                    1997: 15%
                                    1998: 25%
                                    1999: 25%
                                    2000: 25%

provided, however, that the holders of at least 60% of the then outstanding shares of Series A Convertible Preferred Stock may waive such redemption as to such series by written action or vote at a meeting, by written notice to the Corporation not later than 30 days prior to such Redemption Date. All shares of Series A Convertible Preferred Stock which are not redeemed because the holders have waived such redemption, as described above, shall be subject to redemption by the Corporation on the next Redemption Date unless the holders of at least 60% of the then outstanding shares of Series A Convertible Preferred Stock by written action or vote at a meeting shall have waived such redemption by written notice to the Corporation not later than 30 days prior to such Redemption Date. Unless such redemption is waived in accordance with the terms set forth herein, each redemption of Series A Convertible Preferred Stock shall be made so that the number of shares of Series A Convertible Preferred Stock held by each registered owner shall be reduced in an amount bearing the same ratio to the total number of shares of Series A Convertible Preferred Stock to be redeemed as the number of shares of Series A Convertible Preferred Stock then held by such registered owner bears to the aggregate number of shares of Series A Convertible Preferred Stock then outstanding.

            7B. Redemption Price and Payment. The Series A Convertible Preferred Stock to be redeemed on each Redemption Date shall be redeemed by payment for each share in cash the amount of the Liquidation Preference Payment, such amount being referred to as the

"Redemption Price". Such payment shall be made in full on each Redemption Date to the holders entitled thereto.

            7C. Redemption mechanics. At least 20 but not more than 30 days prior to each Redemption Date, written notice (a "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by telex to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Convertible Preferred Stock notifying such holder of the Redemption and specifying the Redemption Price shall be payable. Each Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on each Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights with respect to shares of Series A Convertible Preferred Stock which have been redeemed pursuant to this paragraph 7 (except the right to receive the Redemption Price) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of series A Convertible Preferred Stock on each Redemption Date are insufficient to redeem the total number of outstanding shares of Series A Convertible Preferred Stock to be redeemed on such Redemption Date, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all outstanding shares of Series A Convertible Preferred Stock were redeemed in full. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Convertible Preferred stock which would have been redeemed except that funds of the Corporation legally available for redemption of such shares were insufficient, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

            7D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series A Convertible Preferred Stock redeemed pursuant to this Paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall, not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

      8. Amendments. No provision of the Certificate of Incorporation which specifies the rights and privileges of the Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least 60% of the then outstanding shares of Series A Convertible Preferred Stock.

      9. Special Mandatory Conversion.

            (a) If any holder of shares of Series A Convertible Preferred Stock is entitled to exercise the right of first refusal as set forth in Article V,
Section 5.02, of the Series A Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of December 5, 1990 between the Corporation and the other parties named therein (the "Right of First Refusal") with respect to any equity financing (the "Equity Financing") of the Corporation which would result in the reduction of the Conversion Price and (i) the Corporation has fully complied in all respects with its obligations pursuant to Article V,
Section 5.02, of the Purchase Agreement in respect thereof, and (ii) the provisions of the Right of First Refusal set forth in Article V, Section 5.02, of the Purchase Agreement have not been waived at the request of the Corporation by such holder, if such holder (a "Non-Participating Holder") does not, by exercise of such holder's Right of First Refusal, acquire not less than his Special Proportionate Percentage (as hereinafter defined) of the Allocated Offered Securities (as hereinafter defined) offered to the holders of the Preferred Stock in such Equity Financing (a "Mandatory Offering"), then all of such holder's shares of Series A Convertible Preferred Stock, shall automatically and without further action on the part of such holder be converted effective subject to and concurrently with consummation of the Mandatory Offering (the "Mandatory Offering Date") as follows: each share of Series A Convertible Preferred Stock held by such Non-Participating Holder shall be converted into that number of shares of Common Stock into which such share of Series A Convertible Stock could be converted by the holder thereof pursuant to Paragraph 6A hereof immediately prior to the consummation of such mandatory Offering, without any adjustment for the securities issued in the Equity Financing which is the subject of such Mandatory Offering. As used in this Paragraph 9, the following terms shall have the following respective meanings:

                  (1) "Allocated Offered Securities" shall mean as to any holder of Series A Convertible Preferred Stock that portion of the gross amount of offered securities which has expressly been allocated for purchase by the holders of the Series A Convertible Preferred Stock as a group, it being understood that for purposes of this Paragraph 9 (a) that Allocated offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Series A Convertible Preferred Stock pursuant to Article V, Section 5.02, of the Purchase Agreement; and

                  (2) "Special Proportionate Percentage" shall mean as to any holder of Series A Convertible Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) then owned by such holder bears to
      (y) the aggregate number of shares of outstanding Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) then owned by all holders of shares of Series A Convertible Preferred Stock. For purposes solely of the computation required for determination of the Special Proportionate Percentage, each holder of outstanding Series A Convertible Preferred Stock shall be treated as the holder of the number of shares of Common Stock which would be issuable to such holder upon conversion, exercise or exchange of all securities (including any shares of Preferred Stock) held by such holder at the time of such

      Equity Financing, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock.

            Notwithstanding the above, in the event that any holder of Preferred Stock shall have assigned its Right of First Refusal pursuant to Article V,
Section 5.02 of the Purchase Agreement to a member or members of the Group (as defined in the Purchase Agreement) of which such holder is a member, and such member or members of such holders's Group shall have exercised such Right of First Refusal to acquire not less than such holder's Special Proportionate Percentage of the Allocated Offered Securities of a Mandatory offering, then such holder shall not be deemed a Non-Participating Holder hereunder and the Series A Convertible Preferred Stock held by such holder shall not be subject to mandatory conversion pursuant to this Paragraph 9 with respect to such Mandatory Offering.

                  (b) The holder of any shares of Series A Convertible Preferred Stock converted pursuant to Paragraph 9(a) hereof, shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The person in whose name the certificate for such Common Stock is to be issued shall be deemed to have become a stockholder of record on the mandatory offering Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

      FIFTH: Except as set forth in Article FOURTH, the number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws. Election of directors need not be by written ballot unless the By-laws shall so provide.

      SIXTH: In furtherance and not in limitation of the powers and authorities herein or by statute expressly conferred upon them, the Board of Directors, is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, and to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      SEVENTH: Meetings of stockholders and directors may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to the provisions of Delaware Law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

      EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or successor provisions of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such directors occurring prior to such amendment or repeal.

      TENTH: The Corporation reserves the right to create any preferred or special classes or series of stock, and to manned, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein on stockholders, directors or officers are granted subject to these reservations.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Michael C. Walker, President, and attested to be Canice Lindsay, this 3rd day of December, 1990.

ANTHRA PHARMACEUTICALS, INC.


By: /s/ Michael C. Walker
   -----------------------------
    Michael C. Walker
    President

ATTEST:


/s/ Canice J. Lindsay
   -----------------------------
Name:  Canice J. Lindsay
Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          ANTHRA PHARMACEUTICALS, INC.

                     (Pursuant to Section 242 of the General
                     Corporate Law of the State of Delaware)

      Anthra Pharmaceuticals, Inc., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: That by unanimous written consent of the Board of Directors of the Corporation dated September 11, 1995, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote in respect thereof.

      SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, stockholders of the Corporation holding the necessary number of shares as required by statute and the Restated Certificate of Incorporation approved by said amendment by written consent dated September 11, 1995, and prompt written notice of the taking of such corporate action without a meeting by less than unanimous written consent was given to those stockholders who did not consent thereto in writing.

      THIRD: That said amendment would amend the Restated Certificate of Incorporation of the Corporation by striking out Article FOURTH thereof and substituting in lieu thereof the following new Article FOURTH:

      FOURTH: A. Designation and Number of Shares

      The total number of shares of all classes of stock which the Corporation is authorized to issue is nine million four hundred twenty-one thousand, eight hundred and sixty-four (9,421,864) of which stock six million (6,000,000) shares, of the par value of $.01 each, shall be designated Common Stock, three million four hundred twenty-one thousand eight hundred sixty-four (3,421,864) shares, of the par value of $.01 each, shall be designated Preferred Stock (the "Preferred Stock"), of which one million (1,000,000) shares shall be designated Series A Convertible Preferred Stock (herein called the "Series A Stock"), six hundred eighty thousand (680,000) shares shall be designated Series B Convertible Preferred Stock (herein called the "Series B Stock"), one million four hundred seventy thousand, five hundred eighty eight (1,470,588) shares shall be designated Series C Convertible Preferred Stock (herein called the "Series C Stock") and two hundred seventy-one thousand two hundred seventy-six (271,276) shares shall be designated Series D Convertible Preferred Stock (herein called the "Series D

Stock"). The Series A Stock, Series B Stock and Series C Stock are collectively referred to herein as the "Senior Preferred Stock."

      The relative powers, designations, preferences, special rights, restrictions and other matters relating to such Common Stock, Series A Stock, Series B Stock, Series C Stock and Series D Stock are as set forth below in this Article FOURTH.

      B. Common Stock.

            1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

            2. Voting. The holders of the Common Stock are entitled to one vote for each share held. There shall be no cumulative voting.

            3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors, subject to the provisions of Paragraph C.3 of this Article FOURTH.

            4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject, however, to the liquidation rights of the holders of Preferred Stock as set forth in Paragraph C.4 of this Article FOURTH.

      C. Preferred Stock.

            Except as specifically set forth herein, the holders of Series A Stock, the holders of Series B Stock, the holders of Series C Stock and the holders of Series D Stock shall have the same powers, preferences and rights, and the same qualifications, limitations and restrictions, with respect to the shares of Preferred Stock held by them, and except as specifically set forth herein, such shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock shall rank on a parity with each other with respect to such powers, preferences or rights.

            1. Number of Shares. The series of Preferred Stock designated and known as "Series A Stock" shall consist of 1,000,000 shares, the series of Preferred Stock designated and known as "Series B Stock" shall consist of 680,000 shares, the series of Preferred Stock designated and known as "Series C Stock" shall consist of 1,470,588 shares and the series of Preferred Stock designated and known as "Series D Stock", shall consist of 271,276 shares.

            2. Voting.

            2A. General. Except as may be otherwise provided in these terms of the Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

            2B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least sixty (60%) percent of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of five. The terms of this Section 2B shall terminate at such time as the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (a) the aggregate price paid for such shares by the public shall be at least $10,000,000 and (b) the price paid by the public for such shares shall be at least $7.50 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F)

            2C. Board Seats. The holders of the Senior Preferred Stock, all series voting together as a separate class, shall be entitled to select two directors of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect two directors of the Corporation. A fifth director shall be such person, if any, who has received a plurality vote of the holders of the Senior Preferred Stock, all series voting together as a separate class, and a plurality vote of the holders of the Common Stock, voting as a separate class. Notwithstanding the foregoing or anything to the contrary provided in the Restated Certificate of Incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Senior Preferred Stock in accordance with the terms and provisions of paragraph 7, the holders of the Senior Preferred Stock, all series voting together as a separate class, shall be entitled to elect a majority of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the Senior Preferred Stock then outstanding shall constitute a quorum of the Senior Preferred Stock for the election of directors to be elected solely by the holders of the Senior Preferred Stock or jointly by the holders of the Senior Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Senior Preferred Stock shall be filled only by vote or written consent of the holders of the Senior Preferred Stock and a vacancy in the directorship elected jointly by the holders of the Senior Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Senior Preferred Stock and the Common Stock as provided above. The terms of this Section 2C shall terminate at such time as the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (a) the aggregate price paid for such shares by the public shall be at least $10,000,000 and (b) the price paid by the public for such shares shall be at least $7.50 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F).

            3. Dividends. The holders of the Series A Stock, holders of the Series B Stock and holders of the Series C Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $0.12 per share of Series A Stock, $0.20 per share of Series B Stock and $0.27 per share of

Series C Stock (the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

      4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Preferred Stock, to be paid an amount equal to $1.50 per share for the Series A Stock, $2.50 per share for the Series B Stock, $3.40 per share for the Series C Stock and $11.0588 per share for the Series D Stock plus, in the case of each share of Series A Stock, Series B Stock and Series C Stock, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment in full to the holders of the Preferred Stock of the Liquidation Preference Payments, then (i) the holders of Series A Stock, Series B Stock and Series C Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Series A Stock, Series B Stock and Series C Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full, prior to the payment of any amounts to the holders of Series D Stock and (ii) any assets of the Corporation available for distribution in excess of those necessary to pay the holders of Series A Stock, Series B Stock and Series C Stock the full amounts to which they shall be entitled shall be shared ratably by the holders of Series D Stock. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Preferred Stock shall have been paid in full the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed as follows: the first remaining $300,000 shall be distributed ratably among the holders of the Common Stock, and thereafter, the remaining net assets shall be distributed ratably among the holders of Preferred Stock and Common Stock (with each share of Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution). Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4, unless the stockholders of the Corporation immediately prior thereto shall, immediately thereafter, hold as a group the right to cast at least a majority of the votes of all holders of voting securities of the resulting or surviving corporation or entity on any matter on which any such holders of voting securities shall be entitled to vote. For purposes hereof, the Common Stock shall rank on liquidation junior to the Preferred Stock; the Series D Stock shall rank on liquidation junior to the Series A Stock, Series B Stock and Series C Stock but senior to the Common Stock; and the Series A Stock, Series B Stock and Series C Stock shall rank on liquidation pari passu with each other but senior to the Series D Stock and the Common Stock.

      5. Restrictions. At any time when any shares of the Senior Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Certificate of Incorporation, and in addition to any other vote required by law or the Restated Certificate of Incorporation, without the approval of the holders of at least sixty percent (60%) of the then outstanding shares of Senior Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

            5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Senior Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Senior Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Senior Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Senior Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Senior Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

            5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets;

            5C. Amend, alter or repeal its Certificate of Incorporation or By-laws;

            5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Senior Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

            5E. Redeem or otherwise acquire any shares of Preferred Stock except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Senior Preferred Stock on the basis of the aggregate number of outstanding shares of Senior Preferred Stock held by each such holder.

      6. Conversions. The holders of shares of Preferred Stock shall have the following conversion rights:

            6A. Right to Convert. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Preferred Stock to be converted by $1.50 in the case of the Series A Stock, $2.50 in the case of the Series B Stock, $3.40 in the case of the Series C Stock and $11.0588 in the case of the Series D Stock and (ii) dividing the result by the conversion price of $1.50 per share in the case of the Series A Stock (the "Series A Conversion Price"), $2.50 per share in the case of the Series B Stock (the "Series B Conversion Price"), $3.40 per share in the case of the Series C Stock (the "Series C Conversion Price") and $11.0588 per share in the case of the Series D Stock (the "Series D Conversion Price") or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the Conversion Price as last adjusted and in effect at the date any share or shares of Preferred Stock are surrendered for conversion (such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, or such prices as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate of certificates for the shares to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            6B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the applicable Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            6C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

            6D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the applicable Conversion Price for any series of the Senior Preferred Stock in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price with respect to such series of Senior Preferred Stock shall be reduced to the price at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

      For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

            6D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price for any series of Senior Preferred Stock in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of such Conversion Price shall be made upon the actual issue of Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

            6D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price for any series of Senior Preferred Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of such Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of such Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

            6D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designated to protect against dilution), the applicable Conversion Price for each series of Senior Preferred Stock in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the applicable Conversion Price for each series of Senior Preferred Stock then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities to the extent outstanding immediately prior to such expiration or termination, never been issued.

            6D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold at a price per share equal to $.00001.

            6D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

            6D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            6D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

            6E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price for any series of Preferred Stock in the case of the issuances of 50,000 shares of Common Stock upon exercise of Common Stock Purchase Warrants outstanding as of the date hereof. In addition, the Corporation shall not be required to make any adjustment of the Conversion Price for any series of Preferred Stock in the case of the issuance of up to an aggregate of 755,500 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers of employees of or consultants to the Corporation in connection with their service as directors of the Corporation or their employment by the Corporation or their service as consultants to the Corporation.

            6F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Price for each series of Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the applicable Conversion Price for such series of Preferred Stock in effect immediately prior to such combination shall be proportionately increased.

            6G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of any series of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of such series of Preferred Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

            6H. Notice of Adjustment. Upon any adjustment of a Conversion Price for any series of Preferred Stock, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

            6I. Other Notices. In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            6J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

            6K. No Reissuance of Preferred Stock. Shares of Preferred Stock which are not converted into shares of Common Stock as provided herein shall not be reissued.

            6L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

            6M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

            6N. Definition of Common Stock. As used in this paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of the shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

            6O. Mandatory Conversion. If at any time:

                  (1) the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (a) the aggregate price paid for such shares by the public shall be at least $10,000,000 and (b) the price paid by the public for such shares shall be at least $7.50 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Senior Preferred Stock shall automatically convert to shares of Common Stock; and

                  (2) the Corporation shall (i) effect a firm commitment underwritten public offering of shares of Common Stock in which (a) the aggregate price paid for such shares by the public shall be at least $10,000,000 and (b) the price paid by the public for such shares shall be at least $11.0588 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) or (ii) have its Common Stock publicly traded on a national securities exchange (including NASDAQ) and the average of the closing sale prices for the Common Stock within any 10 consecutive trading day period is $11.0588 or more, then effective upon the earlier of the closing of the sale of such shares by the Corporation pursuant to a public offering described in subsection (i) and the close of business on the 10th consecutive trading day described in subsection (ii), all outstanding shares of Series D Stock shall automatically convert to shares of Common Stock.

      7. Redemption. The shares of Senior Preferred Stock shall be redeemed as follows:

            7A. Redemption. On January 27 of each of the years listed below (a "Redemption Date"), the Corporation shall redeem such number of shares of then outstanding shares of Senior Preferred Stock, as are equal to that percentage of the number of shares of Senior Preferred Stock outstanding as of January 27, 2000 set forth below:

                                   2000 : 10%
                                   2001 : 15%
                                   2002 : 25%
                                   2003 : 25%
                                   2004 : 25%

provided, however, that the holders or at least 60% of the then outstanding shares of Senior Preferred Stock may waive such redemption as to such series by written action or vote at a meeting, by written notice to the Corporation not later than 30 days prior to such Redemption Date. All shares of Senior Preferred Stock which are not redeemed because the holders have waived such redemption, as described above, shall be subject to redemption by the Corporation on the next Redemption Date unless the holders of at least 60% of the then outstanding shares of Senior Preferred Stock by written action or vote at a meeting shall have waived such redemption by written notice to the Corporation not later than 30 days prior to such Redemption Date. Unless such redemption is waived in accordance with the terms set forth herein, each redemption of Senior Preferred Stock shall be made so that the number of shares of Senior Preferred Stock held by each registered owner shall be reduced in an amount bearing the same ratio to the total number of shares of Senior Preferred Stock to be redeemed as the number of shares of Senior Preferred Stock then held by such registered owner bears to the aggregate number of shares of Senior Preferred Stock then outstanding.

            7B. Redemption Price and Payment. The Senior Preferred Stock to be redeemed on each Redemption Date shall be redeemed by payment for each share in cash the amount of the Liquidation Preference Payment, such amounts being referred to as the "Redemption Price". Such payment shall be made in full on each Redemption Date to the holders entitled thereto.

            7C. Redemption Mechanics. At least 20 but not more than 30 days prior to each Redemption Date, written notice (a "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by telex to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption

Notice is given) of shares of Senior Preferred Stock notifying such holder of the Redemption and specifying the Redemption Price which shall be payable. Each Redemption Notice shall be addressed to each holder at this address as shown by the records of the Corporation. From and after the close of business on each Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights with respect to shares of Senior Preferred Stock which have been redeemed pursuant to this paragraph 7 (except the right to receive the Redemption Price) shall cease, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Senior Preferred Stock on each Redemption Date are insufficient to redeem the total number of outstanding shares of Senior Preferred Stock to be redeemed on such Redemption Date, the holders of shares of Senior Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all outstanding shares of Senior Preferred Stock were redeemed in full. At any time thereafter when additional funds of the Corporation are legally available for redemption of shares of Senior Preferred Stock which would have been redeemed except that funds of the Corporation legally available for redemption of such shares were insufficient, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof or which funds are then legally available, on the basis set forth above. The shares of Senior Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

            7D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Senior Preferred Stock redeemed pursuant to this Paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Senior Preferred Stock.

            8. Amendments. No provision of the Restated Certificate of Incorporation which specifies the rights and privileges of the Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least 60% of the then outstanding shares of Preferred Stock.

            9. Special Mandatory Conversion.

                  (a) If the holder of shares of Senior Preferred Stock is entitled to exercise the right of first refusal as set forth in Article V,
Section 5.02, of the Series C Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") dated January 27, 1994 between the Corporation and the holders of Senior Preferred Stock (the "Right of First Refusal") with respect to any equity financing (the "Equity Financing") of the Corporation which would result in the reduction of the Series C Conversion Price and (i) the Corporation has fully complied in all respects (except to the extent that the timing provisions contained therein have been waived by the holders as provided in the Purchase Agreement) with its obligation pursuant to Article V, Section 5.02, of the Purchase Agreement in respect thereof, and (ii) the provision of the Right of First Refusal set forth in Article V, Section 5.02 of the Purchase Agreement have not been waived at the request of the Corporation by such holder, if such holder (a "Non-Participating Holder") does not, by exercise of such holder's Right of First Refusal, acquire at least his Special Proportionate Percentage (as hereinafter defined) of the Allocated Offered Securities (as in hereinafter defined) offered to the holders of Senior Preferred Stock in such Equity Financing (a "Mandatory Offering"), then all of such holder's shares of Senior Preferred Stock, shall automatically and without further action on the part of such holder be converted effective subject to and concurrently with consummation of the Mandatory Offering (the "Mandatory Offering Date") as follows; each share of Senior Preferred Stock held by such Non-Participating Holder shall be converted into that number of shares of Common Stock into which such share of Senior Preferred Stock could be converted by the holder thereof pursuant to Paragraph 6A hereof immediately prior to the consummation of such Mandatory offering, without any adjustment for the securities issued in the Equity Financing which is the subject of such Mandatory Offering. As used in this Paragraph 9, the following terms shall have the following respective meanings:

                  (1) "Allocated Offered Securities" shall mean as to any holder of Senior Preferred Stock that portion of the gross amount of offered securities which has expressly been allocated for purchase by the holders of the Senior Preferred Stock as a group, it being understood that for purposes of this Paragraph 9(a) that Allocated Offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Senior Preferred Stock pursuant to Article V, Section 5.02, of the Purchase Agreement; and

                  (2) "Special Proportionate Percentage" shall mean as to any holder of Senior Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) then owned by such holder bears to (y) the aggregate number of shares of outstanding Common Stock (including all shares of capital stock convertible into Common Stock, on a fully-diluted basis) then owned by all holders of shares of Senior Preferred Stock. For purposes solely of the computation required for determination of the Special Proportionate Percentage, each holder of outstanding Senior Preferred Stock shall be treated as the holder of the number of shares of Common Stock which would be issuable to such holder upon conversion, exercise or exchange of all securities (including any shares of Preferred Stock) held by such holder at the time of such Equity Financing, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock.

            Notwithstanding the above, in the event that any holder of Senior Preferred Stock shall have assigned its Right of First Refusal pursuant to
      Article V, Section 5.02 of the Purchase Agreement to a member or members of the Group (as defined in the Purchase Agreement) of which such holder is a member, and such member or members of such holders' Group shall have exercised such Right of First Refusal to acquire not less than such holder's Special Proportionate Percentage of the Allocated Offered Securities of a

      Mandatory Offering, then such holder shall not be deemed a Non-Participating Holder hereunder and the Senior Preferred Stock held by such holder shall not be subject to mandatory conversion pursuant to this Paragraph 9 with respect to such Mandatory Offering.

            (b) The holder of any shares of Senior Preferred Stock converted pursuant to Paragraph 9 (a) hereof, shall deliver to the corporation during regular business hours at the office of any transfer agent of the Corporation for the Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The person in whose name the certificate for such Common Stock is to be issued shall be deemed to have become a stockholder of record on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

      FOURTH: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      FIFTH: That the capital of the Corporation will not be reduced under or by reason of said amendment.

            IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President and attested by its Secretary on this 20th day of September, 1995.

                                            ANTHRA PHARMACEUTICALS, INC.


                                            By: /s/ Michael C. Walker
                                               -------------------------------
                                               Michael C. Walker
                                               President

[CORPORATE SEAL]

Attest:

By:/s/ Mervyn Israel
   --------------------
    Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ANTHRA PHARMACEUTICALS, INC.

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Anthra Pharmaceuticals, Inc.

      2. The Certificate of Incorporation of the Corporation is hereby amended by:

            (a) striking out Section A of Article FOURTH thereof and by substituting in lieu of said Section A of such Article FOURTH the following new Section A:

                  "A.   Designation and Number of Shares

                              The aggregate number of shares of all classes of
                        stock which the Corporation shall have the authority to issue is Nine Million Seven Hundred Eighty Nine Thousand Six Hundred and Eighty Three (9,789,683) shares, of which Six Million (6,000,000) shares, of the par value $0.01 each shall be common stock (the "Common Stock") and Three Million Seven Hundred Eighty Nine Thousand six Hundred and Eighty Three (3,789,683) shares of the par value $0.01 each, shall be preferred stock (the "Preferred Stock"), of which One Million (1,000,000) shares shall be Series a Convertible Preferred stock (the "Series A Stock"), Six Hundred and Eighty Thousand (680,000) shares shall be Series B Convertible Preferred Stock (the "Series B Stock"), One Million Four Hundred Seventy Thousand, Five Hundred Eighty Eight (1,470,588) shares shall be Series C Convertible Preferred Stock (the "Series C Stock") and Six Hundred Thirty Nine Thousand and Ninety Five (639,095) shares shall be Series D Convertible Preferred Stock (the "Series D Stock"). The Series A Stock, Series B Stock and Series C Stock are collectively referred to herein as the "Senior Preferred Stock."

                              The relative powers, designations, preferences,
                        special rights, restrictions and other matters relating to such Common Stock, Series A Stock, Series B Stock, Series C Stock and Series D Stock are as set forth below in this Article Fourth."

            ; and

            (b) striking out the number "755,500" in the tenth line of subsection 6E of Section C of Article FOURTH and by replacing said number with the number "1,000,000".

      3. The Amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted, pursuant to the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on October 21, 1997.


                                             /s/ Michael C. Walker
                                             --------------------------------
                                             Michael C. Walker, President

Attest:


/s/ Mervyn Israel
-----------------------------
Mervyn Israel, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ANTHRA PHARMACEUTICALS, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Anthra Pharmaceuticals, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by:

(a) striking out Section A of Article FOURTH thereof and by substituting in lieu of said Section A of such Article FOURTH the following new Section
         A:

         "A.      Designation and Number of Shares

                           The aggregate number of shares of all classes of
                  stock which the Corporation shall have the authority to issue is Ten Million Four Hundred Eighty Nine Thousand Six Hundred and Eighty Three (10,489,683) shares, of which Six Million Seven Hundred Thousand (6,700,000) shares, of the par value $0.01 each shall be common stock (the "Common Stock") and Three Million Seven Hundred Eighty Nine Thousand Six Hundred and Eighty Three (3,789,683) shares of the par value $0.01 each, shall be preferred stock (the "Preferred Stock"), of which One Million (1,000,000) shares shall be Series A Convertible Preferred Stock (the "Series A Stock"), Six Hundred and Eighty Thousand (680,000) shares shall be Series B Convertible Preferred Stock (the "Series B Stock"), One Million Four Hundred Seventy Thousand, Five Hundred Eighty Eight (1,470,588) shares shall be Series C Convertible Preferred Stock (the "Series C Stock") and Six Hundred Thirty Nine Thousand and Ninety Five (639,095) shares shall be Series D Convertible Preferred Stock (the "Series D Stock"). The Series A Stock, Series B Stock and Series C Stock are collectively referred to herein as the "Senior Preferred Stock".

                           The relative powers, designations, preferences,
                  special rights, restrictions and other matters relating to such Common Stock, Series A Stock, Series B Stock, Series C Stock and Series D Stock are as set forth below in this Article Fourth."

         and

(b) striking out the number "1,000,000" in the tenth line of subsection 5E of Section C of Article FOURTH and by replacing said number with the number "1,700,000".

         3. The Amendment of the Certificate of Incorporation of the Corporation of the Corporation herein certified has been duly adopted, pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on February 27, 1998.



                                                   /s/ Michael C. Walker
                                                  -----------------------------
                                                  Michael C. Walker, President

Attest:



 /s/ Mervyn Israel
-----------------------------
Mervyn Israel, Secretary